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                        CSW International, Inc.                   EXHIBIT A
                            Balance Sheet
                          September 30, 1995
                             (Unaudited)
                               ($000's)


                                                   9/30/95

ASSETS
        Accounts Receivable - Affiliated         $   1,735
        Non-Current Assets - Equipment                  30
                                                     1,765


TOTAL                                            $   1,765


LIABILITIES AND EQUITY

LIABILITIES
        Accounts Payable - Affiliated                6,536
        Other Liabilities                               26
        Accrued Federal Income Taxes                (1,782)
                                                     4,780

EQUITY
        Common Stock                                     1
        Retained Earnings                           (3,016)
                                                    (3,015)

TOTAL                                            $   1,765